Exhibit 1.1

TSAKOS ENERGY NAVIGATION LIMITED

Common Shares

($1.00 par value per share)

Series B Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

Series C Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

Series D Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

January 31, 2017

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

DNB MARKETS, INC.

200 Park Avenue, 31st Floor

New York, New York 10166

Ladies and Gentlemen:

Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and DNB Markets, Inc. (“DNB”), each a sales agent and/or principal (“Agent” and collectively, the “Agents”), the Company’s (i) common shares, $1.00 par value per share (the “Common Shares”), (ii) Series B Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value per share (the “Series B Shares”), (iii) Series C Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value per share (the “Series C Shares”) and (iv) Series D Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value per share (the “Series D Shares” and together with the Common Shares, Series B Shares and Series C Shares, the “Shares”), having an aggregate offering price of up to $40,000,000 (any such Shares, the “Placement Shares”) on the terms set forth in Section 2 of this Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Placement Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)    Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form F-3 (File No. 333-196839), in respect of the Shares not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has become effective and was prepared in conformity in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Placement Shares, the time of sale of such Placement Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Placement Shares, together with the public offering price of such Placement Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)    Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Placement Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the 1933 Act and not being the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, all as described in Rule 405.

(d)    Good Standing of the Company. The Company is validly existing and in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, consolidated financial position, stockholders’ equity or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(e)    Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except for any liens pursuant to credit facilities disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(f)    Shares. The Placement Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Placement Shares have been delivered and paid for in accordance with this Agreement and any Terms Agreement, such Placement Shares will have been validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Placement Shares contained in the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Placement Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and, except as described in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfer of Common Shares, Series B Shares, Series C Shares or Series D Shares under the laws of Bermuda and the United States.

(g)     No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h)    Registration Rights. Except as disclosed in the General Disclosure Package and except for such registration rights of Sea Consolidation S.A. of Panama and the Tsakos Holdings Foundation and certain entities controlled thereby, all of which have been duly waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

(i)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange authorities having jurisdiction over the Company or any of its subsidiaries) is required for the consummation of the transactions contemplated by this Agreement or any Terms Agreement in connection with the offering, issuance and sale of the Shares by the Company, except such as have been obtained, or made and such as may be required under state securities laws, the 1933 Act, the 1933 Act Regulations or laws of Bermuda.

(j)    Ownership of Vessels. Except as disclosed in the General Disclosure Package, all the vessels described therein are owned directly by the Company’s subsidiaries. The Company does not hold any equity interest in any other person other than its subsidiaries.

(k)    Title to Property. The Company owns no real property and except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(l)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and any Terms Agreement, and the issuance and sale of the Placement Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Memorandum of Association or Bye-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m)    Absence of Existing Defaults and Conflicts. Except with respect to violations or defaults for which the Company or any of its subsidiaries have received waivers effective as of the date hereof (true and correct copies of such waivers having been provided to the Agents) or as set forth on Schedule 1(m) hereto, neither the Company nor any of its subsidiaries is in violation of its respective Memorandum of Association, Bye-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of a Debt Repayment Triggering Event with respect to any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, and to the knowledge of the Company, no such notice of a Debt Repayment Triggering Event is contemplated or threatened.

(n)    Authorization of Agreement. This Agreement and any Terms Agreement have been duly authorized by the Company. This Agreement has been, and any Terms Agreement will be, executed and delivered by the Company.

(o)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of all appropriate certificates, authorizations, franchises, licenses and permits (“Licenses”) and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(q)    Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)    Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of, or is required to incur any capital or other expenditures to comply with, any applicable treaty, law, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment, exposure to hazardous or toxic substances or health and safety (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any release, spill, disposal or contamination of or by hazardous or toxic substances (including petroleum and petroleum products) pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, there are no other facts or circumstances that might reasonably be expected to lead to such a violation, liability or claim. The Company and its subsidiaries (i) have received all permits, licenses, certificates and other approvals required of them under applicable environmental laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license, certificate or approval, except where such failure to receive required permits, licenses, certificates or other approvals or failure to comply with the terms and conditions of such permits, licenses, certificates or approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, its subsidiaries or their respective properties is subject to any pending proceeding pursuant to environmental law to which a governmental agency or body is a party that is reasonably likely to result in monetary sanctions of $100,000 or more.

(s)    Environmental Compliance Evaluations. In the ordinary course of its business, the Company conducts a periodic review of the effect of environmental laws on the business, operations and properties of the Company and its subsidiaries, and, in the course of such review, it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or for compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(t)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Tax Considerations” and “Description of Our Share Capital”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(v)    Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(w)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(x)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors are in compliance with Sarbanes-Oxley and all applicable rules of the New York Stock Exchange. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. Generally Accepted Accounting Principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the 1934 Act, except as disclosed in the General Disclosure Package, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y)    F-3 Eligibility. At the time of filing the Registration Statement and at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company met the then applicable requirements for use of Form F-3 under the 1933 Act.

(z)    Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Terms Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(aa)    Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the Generally Accepted Accounting Principles in the United States, applied on a consistent basis.

(bb)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure

Package (i) there has been no Material Adverse Effect, nor any development or event that could reasonably be expected to result in a Material Adverse Effect (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(cc)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(dd)    Accountants. Ernst & Young (Hellas) Certified Auditors Accountants S.A., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the 1933 Act.

(ee)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the 1934 Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any downgrade in the rating of any debt securities of the Company or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(ff)    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(gg)    Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of Bermuda and Greece and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Bermuda and Greece and all such payments made to holders thereof or therein who are non-residents of Bermuda and Greece will not be subject to income, withholding or other taxes under laws and regulations of Bermuda and Greece or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda and Greece or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda and Greece or any political subdivision or taxing authority thereof or therein.

(hh)    [Intentionally Omitted]

(ii)    Money Laundering and Anti-Bribery Laws and Regulations. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other law, rule or regulation of similar purpose and scope; and (b) anti-money laundering laws, including but not limited to, applicable Federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(jj)    Sanctions Laws. None of the Company, any subsidiary, director or officer nor, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any subsidiary (including joint venture) is currently the subject of any sanctions administered by the United States., the European Union or the United Nations, including the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (collectively referred to as “Sanctions Laws”) or will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or joint venture partner of the Company or other person or entity, for the purpose of financing the activities of any person or entity or in any country or territory that, at the time of such financing, is the subject of any Sanctions Laws.

(kk)    Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(ll)    Certain and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement and the General Disclosure Package which is not so described.

(mm)    Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Agents to Greece or Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Placement Shares to or for the account of the Agents or the sale and delivery by the Agents of the Placement Shares to the initial purchasers of the Placement Shares.

(nn)    Tax Filings. Except as would not cause a Material Adverse Effect, the Company and its subsidiaries have filed all U.S. Federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) shown by such returns or otherwise assessed, which are due and payable, except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which they have provided adequate reserves; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

Section 2. Sale and Delivery of Shares.

(a)    Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agents acting as sales agents or directly to an Agent acting as principal from time to time, and the Agents agree to use their commercially reasonable efforts to sell as sales agents for the Company, the Placement Shares. Sales of the Placement Shares, if any, through the Agents acting as sales agents or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)    The Placement Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agents on that trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agents to make such sales. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its

Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus or DNB is acting for the Company in a capacity other than as an Agent under this Agreement. On any Trading Day, the Company may instruct an Agent (the “Designated Agent”) by telephone or email (if by telephone, confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Designated Agent) as to the maximum number of Placement Shares of each class or series to be sold by the Designated Agent on such day or during such greater number of Trading Days as specified in such instruction (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Placement Share of each class or series at which such Placement Shares may be sold. Subject to the terms and conditions hereof, the Designated Agent shall use its commercially reasonable efforts to sell as sales agent all of the Placement Shares so designated by the Company. The Company and each Agent each acknowledge and agree that (A) there can be no assurance that the Designated Agent will be successful in selling the Placement Shares, (B) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required by this Agreement, and (C) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis except as otherwise specifically agreed by each of the Designated Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)    Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Designated Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Placement Shares (i) at a price lower than the minimum price therefor authorized from time to time, if any, or (ii) in a number in excess of the number of Placement Shares authorized from time to time to be issued and sold under this Agreement, if any, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, the Company may, upon notice to the Designated Agent, suspend the offering of the Placement Shares or the Designated Agent may, upon notice to the Company, suspend the offering of the Placement Shares with respect to which the Designated Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Placement Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence may be given by telephone or email (if by telephone, confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d)    The gross sales price of any Shares sold pursuant to this Agreement by the Designated Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale of the Company’s Shares sold by the Designated Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Designated Agent for sales of Placement Shares with respect to which the Designated Agent acts as sales agent shall be equal to 2.0% of the gross sales price of the Placement Shares for amounts of Placement Shares sold pursuant to this Agreement. The Company may sell Placement Shares to an Agent, acting as principal, at a price agreed upon with such Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Placement Shares (the “Net Proceeds”). Such Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e)    If acting as a sales agent hereunder, the Designated Agent shall provide written confirmation to the Company following the close of trading on the NYSE, each day in which Shares are sold under this Agreement setting forth the number of Shares of each class or series sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Designated Agent with respect to such sales.

(f)    Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Designated Agent acts as sales agent be sold at a price lower than the minimum price therefor, if any, designated from time to time by the Company’s board of directors, or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to the Designated Agent in writing.

(g)    Settlement for sales of Placement Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Designated Agent (each such day, a “Settlement Date”). On each Settlement Date, the Placement Shares sold through the Designated Agent for settlement on such date shall be delivered by the Company to the Designated Agent against payment of the Net Proceeds from the sale of such Placement Shares. Settlement for all Placement Shares shall be effected by book-entry delivery of Placement Shares to the Designated Agent’s account at The Depository Trust Company against payment by the Designated Agent of the Net Proceeds from the sale of such Placement Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Placement Shares on any Settlement Date, the Company shall (i) indemnify and hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Designated Agent any commission to which it would otherwise be entitled absent such default.

(h)    Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Placement Shares shall take place, and the Company shall not request the sale of any Placement Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(i)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Agent, any single given day, and the Company shall in no event request that more than one Agent sell Shares on the same day.

(j)    At each Applicable Time, Settlement Date, Registration Amendment and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Designated Agent to use its commercially reasonable efforts to sell the Placement Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants. The Company agrees with the Agents:

(a)    During any period when the delivery of a prospectus is required in connection with the offering or sale of Placement Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date to which the Agents reasonably objects promptly after reasonable notice thereof and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Placement Shares, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Placement Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the

Placement Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)    Promptly from time to time to take such action as the Agents may reasonably request to qualify the Placement Shares for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Placement Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)    During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Placement Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)    To use the Net Proceeds received by it from the sale of the Placement Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(f)    In connection with the offering and sale of the Placement Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of foreign private issuers that have securities that are listed or quoted on the NYSE and will maintain such listings or quotations.

(g)    To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Placement Shares.

(h)    At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Company Periodic Report Date (as defined below) and each date on which Placement Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement.

(i)    In each Annual Report on Form 20-F or Report on Form 6-K that includes financial statements in respect of the preceding fiscal quarter filed by the Company in respect of any quarter in which sales of Placement

Shares were made by or through the Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed or any Report on Form 6-K containing amended financial information incorporated by reference into the Registration Statement is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Placement Shares sold through the Agents under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Placement Shares pursuant to this Agreement or any Terms Agreement. The Company shall incorporate by reference into the Registration Statement each such Form 6-K that includes financial statements in respect of the preceding fiscal quarter.

(j)    Upon commencement of the offering of Placement Shares under this Agreement and each time the Placement Shares are delivered to an Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Placement Shares, (2) in connection with the filing of any reports on Form 6-K (other than any reports on Form 6-K which contain financial statements, supporting schedules or other financial data) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Shares)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)    Upon commencement of the offering of Placement Shares under this Agreement and each time the Placement Shares are delivered to an Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents the written opinion and letter of each counsel specified in Section 6(c) or other counsel reasonably satisfactory to the Agents, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)    Upon commencement of the offering of Placement Shares under this Agreement and each time the Placement Shares are delivered to an Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause Ernst & Young (Hellas) Certified Auditors Accountants S.A., or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(m)    The Company consents to each Agent trading in the Company’s Common Shares, Series B Shares, Series C Shares or Series D Shares for such Agent’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement or any Terms Agreement.

(n)    If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Placement Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(o)    The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(p)    During each period commencing on the date on which the Company has given an instruction pursuant to Section 2(b) and ending on the close of business of the Settlement Date of the last Shares sold pursuant to such instruction, the Company will not, without (i) giving the Agents at least three business days’ prior written notice of a proposed sale or other transaction (which notice shall not be required to specify the nature of such proposed transaction) and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares, Series B Shares, Series C Shares, Series D Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, Series B Shares, Series C Shares, or Series D Shares or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, Series B Shares, Series C Shares, Series D Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, Series B Shares, Series C Shares, or Series D Shares whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares, Series B Shares, Series C Shares, Series D Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement, (x) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Shares, Series B Shares, Series C Shares or Series D Shares upon exercise thereof, and (y) issuances of Shares pursuant to the terms of a Company dividend reinvestment program and (z) Shares or securities convertible into or exchangeable for Shares as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes.

(q)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) relating to the Shares, in a form satisfactory to the Agents. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4. Free Writing Prospectus.

(a)        (i)    The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

    (ii)    each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make, any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)    The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses. The Company covenants and agrees with the Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) the reasonable fees and disbursements of counsel to the Agents in an aggregate amount not to exceed $75,000 (which amount shall include all fees and disbursements of such counsel described in clauses (iii) and (iv) above); and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

Section 6. Conditions of Agents’ Obligation. The obligations of the Agents hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

(b)    On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by Agents, Duane Morris LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)    Upon the commencement of the offering of Placement Shares under this Agreement and each other time the Placement Shares are delivered to the Agents as principal pursuant to a Terms Agreement,

(i) Morgan, Lewis & Bockius LLP, special U.S. counsel to the Company (“MLB”);

(ii) Conyers Dill & Pearman, Bermuda counsel to the Company (“CDP”);

(iii) Clio Hatzimichalis, Greek counsel of the Company;

(iv) Holman Fenwick & Willan LLP, English counsel for the Company;

(v) Seward & Kissel LLP, special Liberian counsel of the Company;

(vi) Seward & Kissel LLP, Marshall Islands counsel of the Company;

(vii) Montanios & Montanios, Cypriot counsel to the Company;

(viii) Morgan and Morgan, Panamanian counsel to the Company; and

(ix) McKinney Maritime Limited, Bahamian counsel to the Company;

shall have furnished to the Agents a written opinion or opinions and, in the case of MLB, a negative assurance letter, dated as of such date, in form and substance reasonably satisfactory to the Agents. On each other date specified in Section 3(k) hereof, each of MLB and CDP shall have furnished to the Agents a written opinion or opinions and, in the case of MLB, a negative assurance letter, dated as of such date, in form and substance reasonably satisfactory to the Agents.

(d)    At the dates specified in Section 3(l) hereof, the independent accountants of the Company who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)    (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agents, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Shares of each class or series pursuant to this Agreement and the maximum number of Shares of each class or series that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) and on such other dates as reasonably requested by the Agents, the Agents shall have received a certificate of an executive officer of the Company who shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has not been a Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct in all material respects as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(f)    Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(g)    The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)    On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.

(i)    All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j)    The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(k)    Prior to any Settlement Date, the Company shall have furnished to the Agents such further information, documents or certificates as the Agents may reasonably request.

Section 7. Indemnification.

(a)    The Company will indemnify and hold harmless the Agents against any losses, claims, damages or liabilities, joint or several, to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred by the Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agents expressly for use therein.

(b)    Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agents with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agents has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of each Agent and to each person, if any, who controls such Agent within the meaning of the 1933 Act and each broker dealer affiliate of each Agent; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Designated Agent for the Company, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    The Agents shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(g) hereof.

(e)    In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Fax No. (443) 224-1273

Attention: Syndicate Department

And

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

Fax No. (212) 681-4121

Attention: Legal Department

with copies (which shall not constitute notice) to:

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Boulevard

Newark, NJ 07102

Attention: James T. Seery

e-mail jtseery@duanemorris.com

and if to the Company to:

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Finnbarr D. Murphy, Esq.

Email: finnbarr.murphy@morganlewis.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Waiver of Jury Trial. The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Morgan, Lewis & Bockius LLP, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement or any Terms Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to the Agents shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agents of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agents may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agents hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agents hereunder, the Agents agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Agents hereunder.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each Agent and the Company in accordance with its terms.

Very truly yours,

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Paul Durham
Name:	Paul Durham
Title:	Chief Financial Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Adam Vore
Name:	Adam Vore
Title:	Managing Director

DNB MARKETS, INC.

By:	/s/ Ted Jadick
Name:	Ted Jadick
Title:	President

By:	/s/ Jae Kwon
Name:	Jae Kwon
Title:	Managing Director

[Signature Page To At-The-Market Equity Offering Sales Agreement]

Annex 1

TSAKOS ENERGY NAVIGATION LIMITED

Common Shares

($1.00 par value per share)

Series B Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

Series C Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

Series D Cumulative Redeemable Perpetual Preferred Shares

($1.00 par value per share)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, MD 21202

Attn: Syndicate Department

DNB MARKETS, INC.

200 Park Avenue, 31st Floor

New York, New York 10166

Attn: Legal Department

Ladies and Gentlemen:

Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated January 31, 2017 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated and DNB Markets, Inc., each a sales agent and/or principal (“Agent” and collectively, the “Agents”), to issue and sell to the Agents the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agents the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[The Agents shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agents to the Company for the Purchased Securities. This option may be exercised by the Agents at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agents is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agents and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Agents and the Company in accordance with its terms.

Very truly yours,

TSAKOS ENERGY NAVIGATION LIMITED

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

DNB MARKETS, INC.

By:
Name:
Title:

By:
Name:
Title:

*	Include only if the Agent has an over-allotment option.